AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JUNE 14, 2004

                                                      REGISTRATION NO. 333-_____

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   ----------

                                    FORM S-3

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                                   ----------

                             AVAX TECHNOLOGIES, INC.
                    (Exact Name of Registrant in Its Charter)

                                   ----------

              DELAWARE                                 13-3575874
   (State or other jurisdiction of                  (I.R.S. Employer
   incorporation or organization)                Identification Number)

                            9200 INDIAN CREEK PARKWAY
                                    SUITE 200
                           OVERLAND PARK, KANSAS 66210
                                 (913) 693-8491
                                WWW.AVAX-TECH.COM

         (Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)

                                   ----------


                                                          COPY TO:

           RICHARD P. RAINEY                       RICHARD M. WRIGHT, JR.
               PRESIDENT                            GILMORE & BELL, P.C.
       9200 INDIAN CREEK PARKWAY                    2405 GRAND BOULEVARD
               SUITE 200                                 SUITE 1100
      OVERLAND PARK, KANSAS 66210                KANSAS CITY, MISSOURI 64108
             (913) 693-8491                            (816) 221-1000
(Name, address, including zip code,
and telephone number, including area
    code, of agent for service)

                                   ----------

                APPROXIMATE DATE OF PROPOSED SALE TO THE PUBLIC:
   FROM TIME TO TIME AFTER THE EFFECTIVE DATE OF THIS REGISTRATION STATEMENT.

                                   ----------

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the follow box. [_]

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [_]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [_]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box: [_]

================================================================================

                                                 CALCULATION OF REGISTRATION FEE
----------------------------------------------------------------------------------------------------------------------
       TITLE OF EACH                              PROPOSED MAXIMUM       PROPOSED MAXIMUM
    CLASS OF SECURITIES          AMOUNT            OFFERING PRICE            AGGREGATE              AMOUNT OF
     TO BE REGISTERED       TO BE REGISTERED        PER SHARE(1)          OFFERING PRICE         REGISTRATION FEE
----------------------------------------------------------------------------------------------------------------------
Common Stock                28,010,497 shares          $0.35                $9,803,674                $1,242
----------------------------------------------------------------------------------------------------------------------

(1) Estimated for the purposes of calculating the registration fee pursuant to Rule 457(c) under the Securities Act of 1933, and based on the average of the high and low prices of our common stock reported on the OTC Bulletin Board on June 9, 2004.

         THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

                                                                      PROSPECTUS


                             AVAX TECHNOLOGIES, INC.

                                28,010,497 SHARES

                                  COMMON STOCK



         The selling stockholders listed on page 7 of this prospectus may sell up to 28,010,497 shares of our common stock. At any time, without notifying us, the selling stockholders can sell all or a portion of the common stock offered in this prospectus. The selling stockholders can sell the common stock to buyers directly or through underwriters, brokers, dealers or agents. The sale price for the common stock may be either a price negotiated between the selling stockholder and the buyer, or the prevailing market price of the common stock at the time of the sale. We will not receive any proceeds from the sale of shares by the selling stockholders.

         Our common stock is traded on the OTC Bulletin Board under the symbol "AVXT.OB" The average of the closing bid and asked prices for our common stock on the OTC Bulletin Board on _______________, 2004, was $_______ per share.


                                   ----------


         INVESTING IN OUR COMMON STOCK INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD CONSIDER CAREFULLY THE RISK FACTORS REFERRED TO ON PAGE 6 OF THIS PROSPECTUS.


                                   ----------


         NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES REGULATOR HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED WHETHER THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


                                   ----------












                 THE DATE OF THIS PROSPECTUS IS JUNE ____, 2004

                                -----------------
                                TABLE OF CONTENTS
                                -----------------

                                                                            PAGE
                                                                            ----

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS...................3

PROSPECTUS SUMMARY...........................................................4

RISK FACTORS.................................................................6

AVAILABLE INFORMATION........................................................6

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE............................6

USE OF PROCEEDS..............................................................7

SELLING STOCKHOLDERS.........................................................7

PLAN OF DISTRIBUTION.........................................................8

LEGAL COUNSEL................................................................9

EXPERTS......................................................................9

                                -----------------

         NO DEALER, SALESPERSON OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS AND, IF GIVEN OR MADE, THE INFORMATION AND REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY US OR THE SELLING STOCKHOLDERS. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THE SHARES BY ANYONE IN ANY JURISDICTION IN WHICH THE OFFER OR SOLICITATION IS NOT AUTHORIZED, OR IN WHICH THE PERSON MAKING THE OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO, OR TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE THE OFFER OR SOLICITATION. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE USING THIS PROSPECTUS WILL CREATE ANY IMPLICATION THAT THE INFORMATION CONTAINED IN THIS PROSPECTUS IS CORRECT AS OF ANY TIME AFTER ITS DATE.

                                -----------------

           CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS

         In this prospectus, we make statements that plan for or anticipate the future. These forward-looking statements include statements about the future of biotechnology products and the biopharmaceutical industry, statements about our future business plans and strategies and other statements that are not historical in nature. These forward-looking statements are based on our current expectations. You will find many of these statements in the following sections:

         o        "Prospectus Summary" on page 4;

         o        "Risk Factors" on page 6; and

         o        "Incorporation of Certain Information by Reference" on page 6.

         Forward-looking statements may be identified by words or phrases such as "believe," "expect," "anticipate," "should," "planned," "may," "estimated" and "potential." The Private Securities Litigation Reform Act of 1995 provides a "safe harbor" for forward-looking statements. In order to comply with the terms of the safe harbor, and because forward-looking statements involve future risks and uncertainties, listed below are a variety of factors that could cause actual results and experience to differ materially from the anticipated results or other expectations expressed in our forward-looking statements. These factors might include:

         o Our history of operating losses, our continuing cash requirements, our need to raise additional money before the first quarter of 2005, and the uncertainty of our prospects of reaching a meaningful level of revenues.

         o Uncertainty relating to our ability to enter into, perform under and collect revenue on contract manufacturing agreements and alliances in a manner that provides sufficient revenue to cover all or a substantial part of our operating expenses.

         o The additional expenses and business uncertainties arising from shifting the focus of our technology development and clinical trial programs from the U.S. to France.

         o Uncertainty about whether our products will successfully complete the long, complex and expensive clinical trial and regulatory approval process for approval of new drugs in the U.S. and certain European countries.

         o Uncertainty about whether our AC Vaccine technology can be developed to produce safe and effective products and, if so, whether our AC Vaccine products will be commercially accepted and profitable.

         o Our difficulty or inability to compete with other clinical trials and treatment regimens for patients and clinical sites for our planned clinical trials.

         o The expenses, delays, uncertainties and complications typically encountered by development stage biopharmaceutical businesses, many of which are beyond our control.

         o Our financial and development obligations and our responsibility to meet requisite research funding levels under our license and research agreements in order to protect our rights to our products and technologies.

         o Each of the other factors discussed in our annual report on Form 10-KSB for the year ended December 31, 2003, under Item 1
                  - "Description of Business - Risk Factors," which is incorporated in this prospectus by reference.

--------------------------------------------------------------------------------

                               PROSPECTUS SUMMARY

         THIS IS A SUMMARY OF OUR BUSINESS AND THIS OFFERING. YOU SHOULD READ CAREFULLY THIS ENTIRE PROSPECTUS AND THE DOCUMENTS TO WHICH WE HAVE REFERRED YOU BEFORE YOU MAKE A DECISION ABOUT BUYING OUR COMMON STOCK.


                                  OUR BUSINESS

         We are a development stage biopharmaceutical company engaged in the development and potential commercialization of products and technologies for the treatment of cancer and other life-threatening diseases. In 1995, we identified research being conducted by Dr. David Berd, an oncologist and professor at Thomas Jefferson University in Philadelphia, and licensed the rights and the patents related to Dr. Berd's research. Since then, we have licensed other patents and medical technologies (products and processes) developed elsewhere, just as we did with Dr. Berd's research. We recently initiated our own research to supplement that being done through research agreements with several universities. We are a typical development stage biotech company in that we are not currently generating any significant revenue from our proposed products, and we have not yet made a profit.

         We are primarily focusing our efforts on the development of immunotherapies for the treatment of cancer. Historically, chemotherapies have been the only accepted post-surgical treatment for cancer. Chemotherapy is the prevention or treatment of disease by administering chemicals or drugs. Alternatively, immunotherapy, which is a rapidly expanding segment of cancer therapy research, is the treatment of disease or infection by stimulating the body's immune system through a process of immunization. When a person is immunized for a particular disease or infection, that person is injected with portions of or all of the disease agent itself, which stimulates the body's immune system to fight the foreign agent. In this way, he or she builds up an immunity to the disease or infection. Immunotherapies that are being developed to treat cancer are intended to act in the same way. Through our agreement with Thomas Jefferson University and Dr. Berd, we are researching and attempting to develop a safe, effective immunotherapy for the treatment of cancer.

         Our leading AC Vaccine product candidate is M-Vax, which is designed as an immunotherapy for the post-surgical treatment of late stage (stage 3 and 4) melanoma. Melanoma is a highly malignant tumor that can spread so rapidly that it can be fatal within months of diagnosis. We believe that M-Vax is the first immunotherapy to suggest, from clinical trial results, that its use may result in a significant improvement in the survival rate for patients with stage 3 melanoma.

         In France, we are in the process of preparing a Biological License Application (BLA) filing with AFSSAPS (the French counterpart of the U.S. Food and Drug Administration) for the treatment of stage 3 melanoma patients. In November 2003, we held a pre-BLA meeting with AFSSAPS representatives to discuss revisions to the manufacturing of the AC Vaccine, the planned testing of the final product and our desire to file our BLA utilizing the data generated to date. Based upon this meeting, we intend to complete the preparation of our BLA and to submit it to AFSSAPS in 2004.

         In December 2003/January 2004, we filed two Investigational New Drug applications (INDs) in France for use of the AC Vaccine for hepatic and peritoneal cancer that will also include patients that have ovarian and colorectal cancers that have metastasized to these locations. We believe that the AC Vaccine is a technology that has application in a broad spectrum of solid tumor cancers. By initiating and completing these trials for other cancer indications, we are seeking to demonstrate this.

         In 2003 and continuing in 2004, we have made M-Vax available for sale on a compassionate use basis in various European countries. We treated one patient on a compassionate use basis in 2003, and have treated or in the process of treating nine additional patients on a compassionate use basis as of May 2004. We expect to continue to treat patients on a compassionate use basis throughout the remainder of 2004. This development is important to us and our AC Vaccine technology because it expands the availability of the AC Vaccine within the scientific and medical communities that are now seeking out the compassionate use of M-Vax. These experiences of these oncology leaders in

--------------------------------------------------------------------------------

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various European countries may become critical to the overall market and regulatory acceptance of the AC Vaccine technology in Europe. Additionally, the compassionate use of our vaccine provides modest revenue for the Company. Compassionate use sales are paid for by the hospital that contracts for the acquisition of the vaccine.

         We were incorporated in the State of New York on January 12, 1990. On October 22, 1992, we merged into Walden Laboratories, Inc. ("Walden"), a Delaware corporation, which was incorporated on September 18, 1992. We changed our name from Walden Laboratories, Inc., to AVAX Technologies, Inc., effective March 26, 1996.

         Our principal executive office is located at 9200 Indian Creek Parkway, Suite 200, Overland Park, Kansas 66210. The telephone number at that address is
(913) 693-8491.


                                  THE OFFERING

         The selling stockholders may sell their shares of common stock according to the plan of distribution described on page 7 of this prospectus. We will not receive any proceeds from the sale of these shares.

--------------------------------------------------------------------------------

                                  RISK FACTORS

         Investing in our common stock involves a high degree of risk. Before you make a decision about investing in our common stock, you should carefully consider the risk factors contained in our annual report on Form 10-KSB for the year ended December 31, 2003, which is incorporated in this prospectus by reference, as well as the rest of the information contained in our annual report, and our other reports filed by us with the Securities and Exchange Commission. A copy of our Form 10-KSB will be provided to any person receiving a copy of this prospectus upon written or oral request to us as set forth under the heading "Incorporation of Certain Information by Reference" below.


                              AVAILABLE INFORMATION

         We are a "reporting company" as that term is used in the Securities Exchange Act of 1934. As a reporting company, we are required to file reports, proxy statements and other information with the Securities and Exchange Commission, including the information listed below. You may read and copy any of the reports, proxy statements and other information that we have filed with the Securities and Exchange Commission at the Securities and Exchange Commission's Public Reference Room, located at 450 Fifth Street, N.W., Washington, D.C. 20549. You may get information on the operation of the Public Reference Room by calling the Securities and Exchange Commission at 1-800-732-0330. The Securities and Exchange Commission maintains a Web site that contains reports, proxy and information statements, and other information regarding us and other issuers that electronically file information with the Securities and Exchange Commission. The address of that site is (http://www.sec.gov). Our Web site is (www.avax-tech.com). Our website and the information contained on our website are not incorporated into this prospectus or the registration statement of which it forms a part.

         This prospectus constitutes a part of a registration statement on Form S-3 filed by us with the Securities and Exchange Commission under the Securities Act of 1933. You may want to refer directly to the registration statement for more information about us and our common stock. You may want to review a copy of any contract or document filed as an exhibit to the registration statement. We are a "small business issuer" as that term is defined in Rule 405 under the Securities Act of 1933.


                INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

         The following documents, all of which have been previously filed with the Securities and Exchange Commission under the Securities Exchange Act of 1934, are incorporated by reference into this prospectus:

1. The description of our common stock contained in our registration statement on Form 8-A;
2.       Our Annual Report on Form 10-KSB for the year ended December 31, 2003;
3.       Our Quarterly Report on Form 10-QSB for the quarter ended March 31,
         2004;
4.       Our Current Report on Form 8-K filed as filed with the SEC on June 2,
         2004.

          All documents subsequently filed by us in compliance with Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 prior to the termination of this offering are incorporated by reference into this prospectus.

         We will provide without charge to each person to whom a copy of this prospectus is delivered, upon written or oral request, a copy of any of the information that is incorporated by reference in this prospectus (including exhibits that are specifically incorporated by reference in that information). Any request should be directed to: Investor Relations, AVAX Technologies, Inc., 9200 Indian Creek Parkway, Suite 200, Overland Park, Kansas 66210, telephone
(913) 693-8491.

                                 USE OF PROCEEDS

         We will not receive any proceeds from the sale of shares by the selling stockholders. All proceeds from the sale of those shares will go to the selling stockholders. See "Selling Stockholders" and "Plan of Distribution" below.

         We will receive proceeds from any exercise of the warrants issued in connection with the private placement of our common stock completed on May 21, 2004, and from any exercise of the warrants issued in connection with the $950,000 bridge financing transaction completed in November 2003. If the warrants are exercised, we intend to use the proceeds for general working capital purposes. Proceeds, if any, from the exercise for cash of all the warrants would be approximately $2,402,000. We cannot predict whether any of the warrants will be exercised.


                              SELLING STOCKHOLDERS

         On May 21, 2004, we issued an aggregate of 10,166,667 shares of our common stock, and warrants to purchase up to an aggregate of 3,050,000 shares of our common stock, in a private placement to certain of the selling stockholders listed below. In connection with the closing of the private placement, we also issued 7,486,430 shares of our common stock to the certain of the selling stockholders listed below in accordance with the mandatory conversion of $950,000 aggregate principal amount of convertible notes and accrued interest thereon issued by us in November 2003 in a private offering. In connection with the original issuance of the convertible notes, we also issued warrants to purchase up to an aggregate of 7,307,400 shares of our common stock. As of the date of this prospectus, warrants to purchase 338,400 shares of common stock have been exercised. All of the shares described above, aggregating 28,010,497 shares of common stock, are covered by this prospectus. In consideration of their assistance in these transactions, we also issued warrants to purchase a total of 855,117 shares of our common stock to our European broker. The shares represented by these warrants are not being registered for resale as part of this prospectus.

         The following table sets forth certain information with respect to the ownership of common stock by the selling stockholders as of June 7, 2004, and the shares offered in this prospectus by the selling stockholders.

                                                              Shares
                                                            Currently          Shares to        Shares Owned     Percentage Owned
Selling Stockholder(1)                                        Owned            be Offered      after Offering     after Offering
-------------------                                           -----            ----------      --------------     --------------
Freeland Family Trust U/A/D 8-10-93(2)                      1,083,333          1,083,333              0                 *
Firebird Global Master Fund, LTD(2)                         2,166,667          2,166,667              0                 *
Fortis Investment Management NV/SA(2)                       2,600,000          2,600,000              0                 *
Matignon Technologies FCPR(2)                               2,166,667          2,166,667              0                 *
CS EQUITY FUND MANAGEMENT COMPANY on
   behalf of CS Equity Fund (Lux) Global Biotech(2)         4,766,666          4,766,666              0                 *
Close Finsbury Life Sciences Fund(2)                          433,334            433,334              0                 *
Rock Castle Ventures, L.P.(3)                               5,452,630          5,452,630              0                 *
Cardinal Partners, L.P. (3)                                 2,335,735          2,335,735              0                 *
SG Private Banking (Suisse) S.A. (formerly CBG
   COMPAGNIE BANCAIRE (GENEVE)) (3)                         2,336,683          2,336,683              0                 *
SCB Family Partnership(3), (4)                                389,131            389,131              0                 *
Bruno Jacquot(3)                                              389,131            389,131              0                 *
203 Investment Partners(3), (5)                               778,104            778,104              0                 *
Park Place Columbia LTD(3)                                  3,112,416          3,112,416              0                 *
                                                           ----------         ----------

TOTAL                                                      28,010,497         28,010,497
                                                           ==========         ==========

----------
*    Represents less than 1.0 %.

(1) Certain selling stockholders are affiliates of broker-dealers and received investment shares. Each selling stockholder purchased the shares in the ordinary course of business and at the time of the purchase of the securities to be resold, the sellers had no agreements or understandings, directly or indirectly, with any person to distribute the securities.

(2) Includes 10,166,667 shares of common stock owned and 3,050,000 shares of common stock issuable upon the exercise of the warrants issued in connection with the May 2004 private placement of common stock.

(3) Includes 7,824,830 shares of common stock owned and 6,969,000 warrants for shares of common stock issuable upon the exercise of the warrants issued in connection with the November 2003 private placement of $950,000 aggregate principal amount of convertible notes.

(4) John K.A. Prendergast, the Chairman of our Board, is the beneficial owner of the shares held by SCB Family Partnership and consequently has voting control and investment discretion over the shares. As of June 10, 2004, Mr. Prendergast was also the beneficial owner of 207,179 shares of common stock, which includes 126,262 shares of common stock that Dr. Prendergast may acquire within 60 days upon the exercise of options by Dr. Prendergast, that are not included in the table and are not being registered for resale pursuant to this prospectus.

(5) Richard P. Rainey, our President, and his brother, Thomas Rainey, are each 50% owners of 203 Investment Partners. As general partner of 203 Investment Partners, Richard Rainey has voting control and investment discretion over the shares. As of June 10, 2004, Richard Rainey was also the beneficial owner of 231,125 shares, which includes 223,125 shares of common stock that Mr. Rainey may acquire within 60 days upon the exercise of options by Mr. Rainey, that are not included in the table and are not being registered for resale pursuant to this prospectus.


                              PLAN OF DISTRIBUTION

         We have registered the 28,010,497 shares of our common stock offered in this prospectus on behalf of the selling stockholders. We will pay all expenses of this registration, other than fees and expenses, if any, of counsel or other advisors to the selling stockholders. The selling stockholders are responsible for paying any commissions, discounts, or other brokerage fees incurred in connection with their sale of any of the shares.

         At any time, without notifying us, the selling stockholders can sell all or a portion of the common stock offered in this prospectus. The selling stockholders can sell the common stock to buyers directly or through underwriters, brokers, dealers or agents. The sale price for the common stock will be either a price negotiated between the selling stockholder and the buyer, or the prevailing market price of the common stock at the time of the sale. The common stock is listed for quotation on the OTC Bulletin Board under the symbol "AVXT.OB"

         We will not receive any proceeds from the sale of shares by the selling stockholders. Under the terms of the private placements, we have agreed to indemnify the selling stockholders against liabilities they may incur as a result of any untrue statement of a material fact in the registration statement, of which this prospectus is a part, or for any omission in this prospectus or the registration statement to state a material fact necessary in order to make the statements made, in the light of the circumstances under which they were made, not misleading. This indemnification includes liabilities that the selling stockholders may incur under the Securities Act of 1933.

         The selling stockholders also may resell all or a portion of the shares in open market transactions in reliance on Rule 144 under the Securities Act of 1933, if they meet the criteria and conform to the requirements of that rule.

         The selling stockholders and any broker-dealers or agents that participate with the selling stockholders in the sale of shares may be "underwriters" within the meaning of the Securities Act of 1933. Any commissions received by broker-dealers or agents on the sales and any profit on the resale of shares purchased by broker-dealers or agents may be deemed to be underwriting commissions or discounts under the Securities Act of 1933.

         Under the rules of the Securities and Exchange Commission, any person engaged in the distribution or the resale of our common stock may not simultaneously buy, bid for or attempt to induce any other person to buy or bid for our common stock in the open market for a period of two business days prior to the beginning of the distribution. The rules and regulations under the Securities Exchange Act of 1934 may also limit the timing of purchases and sales of shares of our common stock by the selling stockholders. We have notified the selling stockholders they should not begin any distribution of common stock unless they have stopped purchasing and bidding for common stock in the open market as provided in applicable securities regulations, including, without limitation, Regulation M.

         We have informed the selling stockholders that the anti-manipulation provisions of Regulation M promulgated under the Securities Exchange Act of 1934 may apply to the sales of their shares. We have advised the selling stockholders of the requirement for delivery of this prospectus in connection with any sale of the common stock.


                                  LEGAL COUNSEL

         The validity of the securities being offered pursuant to this prospectus will be passed upon for us by Gilmore & Bell, P.C., Kansas City, Missouri, our counsel.


                                     EXPERTS

         Ernst & Young LLP, independent auditors, have audited our consolidated financial statements included in our Annual Report on Form 10-KSB for the year ended December 31, 2003, as set forth in their report (which contains an explanatory paragraph describing conditions that raise substantial doubt about our ability to continue as a going concern as described in Note 1 to the consolidated financial statements), which is incorporated by reference in this prospectus and elsewhere in the registration statement. Our financial statements are incorporated by reference in reliance on Ernst & Young LLP's report, given on their authority as experts in accounting and auditing.

                                     PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS


ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

         The following table sets forth the costs and expenses, other than underwriting discounts and commissions, payable by us in connection with the registration of the shares of common stock being offered for sale by the selling stockholders. All amounts are estimates except the Securities and Exchange Commission registration fee.

Securities and Exchange Commission registration fee            $1,242
Legal fees and expenses                                        10,000
Accounting fees and expenses                                   10,000
Blue sky fees and expenses                                        -0-
Transfer agent fees and expenses                                3,000
                                                              -------

                  Total                                       $24,242
                                                              =======


ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

         Our company was organized under the laws of the State of Delaware, and therefore we are subject to Section 145 of the General Corporation Law of the State of Delaware. Section 145 authorizes a court to award or a corporation's board of directors to grant indemnification to directors and officers in terms broad enough to include indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act of 1933, as amended.

         Article Seven of our Certificate of Incorporation provides that we will indemnify and advance expenses to our directors and officers to the fullest extent permitted by Section 145. Article Nine of our Certificate of Incorporation provides that the liability of our directors is eliminated to the fullest extent permitted by Section 102(b)(7) of the Delaware General Corporation Law.

         Article V, Section 1 of our By-Laws provides for mandatory indemnification of our directors to the fullest extent authorized by the Delaware General Corporation Law. Article V, Section 2 of our By-Laws provides for prepayment of expenses incurred by our directors to the fullest extent permitted by, and only in compliance with, the Delaware General Corporate Law.
Article V, Section 6 of our By-Laws provides for permissive indemnification of our officers, employees and agents if and to the extent authorized by our Board of Directors in compliance with the Delaware General Corporation Law.

         These provisions in the Certificate of Incorporation and the By-Laws do not eliminate the directors' fiduciary duty, and in appropriate circumstances equitable remedies such as injunctive or other forms of non-monetary relief will remain available under Delaware law. In addition, each director will continue to be subject to liability for breach of the director's duty of loyalty to us for acts or omissions not in good faith or involving intentional misconduct, for knowing violations of law, for actions leading to improper personal benefit to the director, and for payment of dividends or approval of stock repurchases or redemptions that are unlawful under Delaware law. The provisions also do not affect a director's responsibilities under any other law, such as the federal securities laws or state or federal environmental laws. In addition, we have obtained certain liability insurance coverage for our directors and officers.

ITEM 16.  EXHIBITS

    Exhibit No.                       Description
    -----------                       -----------

        3.1          Certificate of Incorporation.(1)

        3.2 Certificate of Amendment to the Certificate of Incorporation.(2)

        3.3          By-Laws.(1)

        4.1          Reference is made to Exhibits 3.1, 3.2 and 3.3.

        5.1          Opinion of Gilmore & Bell, P.C.*

       23.1          Consent of Gilmore & Bell, P.C. included in Exhibit 5.1.

       23.2          Consent of Ernst & Young LLP, Independent Auditors.*

       24.1          Power of Attorney (included on the signature page hereof).

--------------------
*        Filed herewith.
(1) Incorporated by reference and previously filed as an exhibit to our registration statement on Form SB-2 filed with the SEC (File No. 333-09349) on July 31, 1996.
(2) Incorporated by reference and previously filed as an exhibit to our Quarterly Report on Form 10-QSB for the quarter ended March 31, 2004.

ITEM 17.  UNDERTAKINGS

We hereby undertake:

         (1) To file, during any period in which offers or sales of securities are made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in the registration statement.

         (2) That for determining liability under the Securities Act of 1933, we will treat each post-effective amendment to this registration statement and each filing of our annual report, as a new registration statement of the securities offered, and the offering of the securities at that time will be deemed to be the initial BONA FIDE offering.

         (3) To file a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of our company pursuant to the Delaware General Corporation Law, our Certificate of Incorporation and our By-Laws, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission that indemnification is against public policy as expressed in the Securities Act of 1933, and is, therefore, unenforceable. In the event that a claim for indemnification against liabilities arising under the Securities Act of 1933 (other than the payment by us of expenses incurred or paid by a director, officer, or controlling person of our company in the successful defense of any action, suit or proceeding) is asserted by that director, officer or controlling person in connection with the securities that we are registering, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether the indemnification by us is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of that issue.

                                   SIGNATURES

         In accordance with the requirements of the Securities Act of 1933, as amended, we certify that we have reasonable grounds to believe that we meet all of the requirements for filing on Form S-3 and we have authorized this registration statement to be signed on our behalf by the undersigned, thereunto duly authorized, in the City of Overland Park, State of Kansas, on this 14th day of June, 2004.

                                               AVAX TECHNOLOGIES, INC.

                                               By:    /s/ Richard P. Rainey
                                                   ----------------------------
                                                      Richard P. Rainey
                                                      President


                                POWER OF ATTORNEY

         We, the undersigned officers and directors of AVAX Technologies, Inc., severally constitute Richard P. Rainey, or John K. A. Prendergast, in the order named, our true and lawful attorney-in-fact with full power to each, to sign for us and in our names in the capacities indicated below, the registration statement on Form S-3 filed with this registration statement and any and all subsequent amendments to this registration statement, and generally to do all things in our names and on our behalf in our capacities as officers and directors to enable AVAX Technologies, Inc. to comply with all requirements of the Securities and Exchange Commission.

         In accordance with the requirements of the Securities Act of 1933, as amended, the registration statement has been signed by the following persons in the capacities and on the dates indicated:


                   SIGNATURE                                         NAME & TITLE                               DATE
                   ---------                                         ------------                               ----
             /s/ Richard P. Rainey              Richard P. Rainey                                           June 14, 2004
             ---------------------              President
                                                (Principal Executive, Financial and Accounting Officer)


       /s/ John K. A. Prendergast, Ph.D.        John K. A. Prendergast, Ph.D.                               June 14, 2004
       ---------------------------------        Chairman of the Board and Director


                /s/ Andrew Dahl                 Andrew Dahl                                                 June 14, 2004
                ---------------                 Director

            /s/ Edson D. de Castro              Edson D. de Castro                                          June 14, 2004
            ----------------------              Director


             /s/ Carl Spana, Ph.D.              Carl Spana, Ph.D.                                           June 14, 2004
             ---------------------              Director

================================================================================










                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                   -----------

                                    EXHIBITS
                                       TO
                             REGISTRATION STATEMENT
                                       ON
                                    FORM S-3
                        UNDER THE SECURITIES ACT OF 1933

                                   -----------

                             AVAX TECHNOLOGIES, INC.










================================================================================

                                  EXHIBIT INDEX

    Exhibit No.                      Description
    -----------                      -----------

        3.1          Certificate of Incorporation.(1)

        3.2 Certificate of Amendment to the Certificate of Incorporation.(2)

        3.3          By-Laws.(1)

        4.1          Reference is made to Exhibits 3.1, 3.2 and 3.3.

        5.1          Opinion of Gilmore & Bell, P.C.*

       23.1          Consent of Gilmore & Bell, P.C. included in Exhibit 5.1.

       23.2          Consent of Ernst & Young LLP, Independent Auditors.*

       24.1          Power of Attorney (included on the signature page hereof).

--------------------
*        Filed herewith.
(1) Incorporated by reference and previously filed as an exhibit to our registration statement on Form SB-2 filed with the SEC (File No. 333-09349) on July 31, 1996.
(2) Incorporated by reference and previously filed as an exhibit to our Quarterly Report on Form 10-QSB for the quarter ended March 31, 2004.